Exhibit 23.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2022, with respect to the consolidated financial statements of Zymeworks Inc. (Legacy Zymeworks) and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

October 13, 2022